Exhibit 23
Consent of the Independent Accountants


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-57640 and 333-84446), on Form S-4 (File No. 333-37082) and on Form S-8 (File Nos. 333-61390 and 333-49780) of Exelon
Corporation and Subsidiary Companies of our report dated January 29, 2003, except for Note 23 for which the date is February 20, 2003, relating to the financial statements, which appears in this Current Report on Form 8-K dated February 21, 2003.


PricewaterhouseCoopers LLP
February 21, 2003